
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         JUN-30-1999
<CASH>                                               391,628
<SECURITIES>                                         2,831,731
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       28,247,400<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           28,056,135
<TOTAL-LIABILITY-AND-EQUITY>                         28,247,400<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     94,631<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     133,594<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (555,067)<F5>
<EPS-BASIC>                                        (10.79)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets is Investments in Local Limited  Partnerships of
$24,727,127,  Restricted cash of $269,215 and Other assets of $27,699.
<F2>Included in Total Liabilities and Equity is Accounts payable to affiliates of $141,833 and Accounts  payable and accrued expenses of $49,432.
<F3>Total revenue includes Investment of $43,995 and Other of $50,636.
<F4>Included in Other Expenses is Asset management fees of $73,888, General and administrative  of $51,660 and Amortization of $8,046.
<F5>Net loss reflects Equity in losses of Local Limited Partnerships of
$516,104.

